As filed with the Securities and Exchange Commission on January 12, 1994
                       Registration No. 22-. . . . .
 -----------------------------------------------------------------

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                              ______________

                                 FORM T-1

                    STATEMENT OF ELIGIBILITY UNDER THE
                     TRUST INDENTURE ACT OF 1939 OF A
                 CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUST PURSUANT TO SECTION 305(b)(2)___

                              _______________

                NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION
            (Exact name of trustee as specified in its charter)

                              Not Applicable
(Jurisdiction of incorporation or organization if not a U.S. national bank)

                                75-2238693
                              (I.R.S. Employer
                              Identification No.)

700 Louisiana, Houston, Texas                                     77002
(Address of principal executive offices)                        (Zip Code)

                             Mary Jane Henson
                NationsBank of Texas, National Association
                               700 Louisiana
                           Houston, Texas 77002
                              (713) 247-7812
         (Name, address and telephone number of agent for service)
                            _________________

                     BROWNING-FERRIS INDUSTRIES, INC.
            (Exact name of obligor as specified in its charter)


           Delaware                                 74-1673682
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                  Identification No.)

        757 N. Eldridge
        Houston, Texas                                 77079
(Address of principal                                (Zip Code)
executive offices)

                        Subordinated Debt Securities
                    (Title of the indenture securities)
- -------------------------------------------------------------------

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

        Comptroller of the Currency, Washington, D.C.
        Federal Deposit Insurance Corporation, Washington, D.C.
        Board of Governors of The Federal Reserve System, Washington, D.C. National Bank Examiners, Dallas, Texas

(b)     Whether it is authorized to exercise corporate trust powers.

        Yes.

Item 2. Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

        The obligor is not an affiliate of the trustee.

Item 3. Voting securities of the trustee.

Furnish the following information as to each class of voting securities of the trustee:

               Col. A                        Col. B
               Title of Class                Amount outstanding
               --------------                ------------------

Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 4.  Trusteeships under other indentures.

If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

(a) Title of the securities outstanding under each such other indenture.

        Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

(b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

        Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

        Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 6. Voting securities of the trustee owned by the obligor or its officials.

Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

        Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 7. Voting securities of the trustee owned by underwriters or their officials.

Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter.

    Col. A              Col. B              Col. C              Col. D

                                                            Percentage of
                                                          voting securities
                                                           represented by
                                          Amount owned      amount given
Name of owner       Title of class      beneficially          in Co. C
- ----------------------------------------------------------------------------

Not applicable by virtue of Form T-1 General Instruction B and response to
Item 13.

Item 8. Securities of the obligor owned or held by the trustee.

Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligation in default by the trustee.

Col. A            Co. B            Col. C                   Col. D
                  Whether the      Amount owned
                  securities are   beneficially or held    Percentage of class
                  voting or        as collateral security  represented by
                  nonvoting        for obligations in      amount given
Title of class    securities       default                 in Col. C
- ------------------------------------------------------------------------------

Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 9. Securities of underwriters owned or held by the trustee.

If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

Col. A              Co. B         Col. C                  Col. D
                                  Amount owned
                                  beneficially or held    Percentage of class
                                  as collateral security  represented by
Name of issuer and  Amount        for obligations in      amount given
title of class      outstanding   default by trustee      in Col. C
- ------------------------------------------------------------------------------

Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

If the trustee owns beneficially or holds as collateral security for obligations in default voting securities or a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

Col. A              Co. B          Col. C              Col. D
                                   Amount owned
                                   beneficially or held    Percentage of class
                                   as collateral security  represented by
Name of issuer and  Amount         for obligations in      amount given
title of class      outstanding    default by trustee      in Col. C
- ------------------------------------------------------------------------------
Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

Col. A               Co. B         Col. C                  Col. D
                                   Amount owned
                                   beneficially or held    Percentage of class
                                   as collateral security  represented by
Name of issuer and   Amount        for obligations in      amount given
title of class       outstanding   default by trustee      in Col. C
- ------------------------------------------------------------------------------
Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 12.  Indebtedness of the obligor to the trustee.

Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

      Col. A             Col. B              Col. C
      Nature of          Amount
      Indebtedness       Outstanding         Date Due
      ------------------------------------------------

      Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 13.  Defaults by the obligor.

(a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

        There is not, nor has there been, a default with respect to the securities under this indenture.

(b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

There has not been a default under any such indenture or series.

Item 14.  Affiliations with the underwriters.

If any underwriter is an affiliate of the trustee, describe each such affiliation.

        Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 15.  Foreign trustee.

Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

        Not applicable.

Item 16.  List of exhibits.

List below all exhibits filed as a part of this statement of eligibility.

      *1 A copy of the articles of association of the trustee as now in effect.
      *2 - A copy of the certificate of authority of the trustee to commence business.
      *3 - A copy of the authorization of the trustee to exercise corporate trust powers.
      *4 - A copy of the existing bylaws of the trustee.
       5 - Not applicable.
       6 - The consent of the trustee required by Section 321(b) of the Act.
       7 - A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
       8 - Not applicable.
       9 - Not applicable.

*Exhibits 1 through 4 were attached to the Statement of Eligibility and Qualification, executed by NationsBank of Texas, National Association, and filed as part of the Registration Statement (Registration No. 33-47232) for registration under the Securities Act of 1933, as amended, of Mobile Telecommunications Technologies Corp., and are incorporated herein by reference.

In answering any item in this Statement of Eligibility and
Qualification which relates to matters peculiarly within the knowledge of the obligor or of its partners, directors or executive officers, the undersigned, NationsBank of Texas, National Association, has relied upon information furnished to it by the obligor, and the undersigned disclaims responsibility for the accuracy or completeness of such information.
                            __________________


                                SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, NationsBank of Texas, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston and State of Texas, on the 11th day of January, 1994.

      NATIONSBANK OF TEXAS,
      National Association

      By:    /s/ Maryem H. Magee
            ----------------------------
      Name:      Maryem H. Magee
      Title: Assistant Vice President
                 & Trust Officer


                                                                  Exhibit 6

                             TRUSTEE'S CONSENT


      NationsBank of Texas, National Association, as a condition to qualification under the Trust Indenture Act of 1939, consents that reports of examinations by federal, state, territorial, or district authorities, pursuant to the provisions of said Act, may be furnished by such authorities to the Securities and Exchange Commission of the United States upon request of said Commission for said reports, as provided in Section 321(b) of said Trust Indenture Act of 1939.

      Dated this 11th day of January, 1994.

      NATIONSBANK OF TEXAS,
      National Association



      By:      /s/ Maryem H. Magee
               ---------------------------------
      Name:        Maryem H. Magee
      Title:   Assistant Vice President
                   & Trust Officer

EXHIBIT 7

NATIONSBANK OF TEXAS, N.A.      Call Date: 09/30/93  ST-BK: 48-2132 FFIEC 031
ONE NATIONSBANK PLAZA  NC1-002-17-17                               Page RC-1
CHARLOTTE, NC  28255            Vendor ID: D         CERT:  27306      11

Transit Number:  11000055

Consolidated Report of Condition for Insured Commercial and
State-Chartered
Savings Banks for September 30, 1993

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet
                                                                      C400 <-
                                                   Dollar Amounts in Thousands
- ------------------------------------------------------------------------------
ASSETS
1.  Cash and balance due from depository
    institutions (from Schedule RC-A):          RCFD
                                                ----
     a.  Noninterest-bearing balances
         and currency and coin (1)              0081     1,837,213       1.a
     b.  Interest-bearing balances (2)          0071       525,858       1.b
2.  Securities (from Schedule RC-B)             0390     8,019,898       2.
3.  Federal funds sold and securities pur-
    chased under agreements to resell in
    domestic offices of the bank and of its
    Edge and Agreement subsidiaries, and in
    IBFs:
    a.  Federal funds sold                      0276     3,584,044       3.a
    b.  Securities purchased under agreements
        to resell                               0277        57,000       3.b
4.  Loans and Lease financing receivables:
    a.  Loans and Leases, net of unearned
        income                          RCFD
                                        ----
        (from Schedule RC-C)            2122    24,225,262               4.a
    b.  LESS:  Allowance for loan
               and Lease Losses         3123       166,500               4.b
    c.  LESS:  Allocated transfer
               risk reserve             3128           440               4.c
    d.  Loans and Leases, net of
        unearned income, allowance,
        and reserve (items 4.a. minus
        4.b and 4.c)                            2125    24,058,322       4.d
5.  Assets held in trading accounts             2146         7,101       5.
6.  Premises and fixed assets (including
    capitalized leases)                         2145       533,666       6.
7.  Other real estate owned (from
    Schedule RC-M)                              2150        10,863       7.
8.  Investments in unconsolidated sub-
    sidiaries and associated companies (from
    Schedule RC-M)                              2130             3       8.
9.  Customers' Liability to this bank on
    acceptances outstanding                     2155       115,652       9.
10. Intangible assets (from Schedule RC-M)      2143       288,914      10.
11. Other assets (from Schedule RC-F)           2160     1,249,608      11.
12. Total assets (sum of items 1 through 11)    2170    40,288,142      12.
- -----
(1) Includes cash items in process of collection and unposed debits.
(2) Includes time certificates of deposit not held in trading accounts.

                                                                      C400 <-
                                                   Dollar Amounts in Thousands
- ------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:                          RCON
                                        ----
     a. In domestic offices (sum of
        totals of columns A and C from
        Schedule RC-E, Part I)          2200            23,284,686    13.a
        (1) Noninterest-bearing (1)     6631  4,713,609               13.a.1
        (2) Interest-bearing            6636 18,571,077               13.a.2
     b. In foreign offices, Edge and
        Agreement subsidiaries, and     RCFN
        IBFs (from Schedule RC-E,       ----
        part II)                        2200               946,182    13.b
        (1) Noninterest-bearing (1)     6631      3,107               13.b.1
        (2) Interest-bearing            6636    943,075               13.b.2
14.  Federal funds purchased and
     securities sold under agreements
     to repurchase in domestic offices
     of the bank and of its Edge and
     Agreement subsidiaries, and in     RCFD
     IBFs:                              ----
     a. Federal funds purchased         0278            8,323,947     14.a
     b. Securities sold under
        agreements to repurchase        0279            1,534,967     14.b.
                                        RCON
15.  Demand notes issued                ----
     U.S. Treasury                      2840            2,000,270     15.
                                        RCFD
                                        ----
16.  Other borrowed Money               2850              977,657     16.
17.  Mortgage indebtedness and
     obligations under capitalized
     Leases                             2910               11,004     17.
18.  Bank's Liability on acceptances
     executed and outstanding           2920              115,652     18.
19.  Subordinated notes and
     debentures                         3200              301,434     19.
20.  Other Liabilities
     (from Schedule RC-G)               2930              541,657     20.
21.  Total Liabilities (sum of
     items 13 through 20)               2948           38,037,456     21.
22.  Limited-Life preferred stock
     and related surplus                3282                    0     22.
EQUITY CAPITAL
23.  Perpetual preferred stock and
     related surplus                    3838                    0     23.
24.  Common Stock                       3230              500,000     24.
25.  Surplus (exclude all surplus
     related to preferred stock)        3839              803,992     25.
26.  a. Undivided profits and capital
        reserves                        3632              946,694     26.a
     b. LESS:  Net unrealized loss on
               marketable equity
               securities               0297                    0     26.b
27.  Cumulative foreign currency
     translation adjustments            3284                    0     29.
28.  Total equity capital (sum of
     items 23 through 27)               3210            2,250,686     28.
29.  Total liabilities, limited-life
     preferred stock, and equity
     capital (sum of items 21, 22,
     and 28)                            3300           40,288,142     29.

Memorandum

To be reported only with the March Report of Condition.

1.   Indicate in the box at the right
     the number of the statement below
     that best describes the most
     comprehensive level of auditing
     work performed for the bank by     RCFD              Number
     independent external auditors as   ----           ------------
     of any date during 1992            6724                N/A       M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately).

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority).

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority).

5 =  Review of the bank's financial statements by external auditors.

6 =  Compilation of the bank's financial statements by external auditors.

7 =  Other audit procedures (excluding tax preparation work).

8 =  No external audit work.

- --------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.